Exhibit 99.1

KINDER MORGAN CANADA LIMITED DECLARES DIVIDEND AND ANNOUNCES RESULTS FOR FIRST QUARTER OF 2019
Strong Financial Performance Spurred by Completed Project

CALGARY, ALBERTA, April 17, 2019 - The Kinder Morgan Canada Limited (TSX: KML) board of directors has declared a dividend for the first quarter of 2019 of $0.1625 per restricted voting share ($0.65 annualized), payable on May 15, 2019, to restricted voting shareholders of record as of April 30, 2019. KML's restricted voting share dividends are eligible dividends for Canadian income tax purposes.
"KML's strategic infrastructure operations across western Canada had a strong first quarter, thanks largely to contributions from the fourth quarter 2018 completion of the Base Line Terminal," said KML Board Chairman and CEO Steve Kean, "KML continues to be a valuable entity with assets that are underpinned by multi-year take-or-pay contracts with high quality customers and stable cash flows."
"Following the Trans Mountain sale, and given that the original purpose of KML as a funding vehicle for the Trans Mountain expansion no longer exists, we announced that we would undertake a strategic review of KML to determine a course of action that maximizes value to all KML shareholders," said Dax Sanders, KML Chief Financial Officer. "The options we are evaluating include, among others, continuing to operate as a standalone enterprise, a disposition by sale, and a strategic combination with another company. This process involves a rigorous analysis of a variety of potential alternatives, and, while the complexity of the situation is requiring more time than we previously anticipated, the process is near its conclusion. We expect to complete the review and announce the outcome in the coming weeks."

KML reported first quarter income from continuing operations of $21.3 million, an increase of $7.3 million from the first quarter of 2018. Distributable cash flow (DCF) from continuing operations was $22.4 million, down 5 percent compared to the comparable prior year period. DCF from continuing operations for the quarter included a $14.0 million increase in cash tax payments (which include payments related to 2018 that were not required until 2019), partially offset by greater contributions from both the Pipelines and Terminals segments versus the same period in 2018.
In the first quarter, KML generated earnings per restricted voting share from continuing operations of $0.12. KML produced DCF from continuing operations of $0.19 per restricted voting share relative to our declared $0.1625 per restricted voting share dividend.
Overview of Business Segments
"Earnings in our Terminals segment were up 21 percent compared to the first quarter of 2018," noted John Schlosser, KML President.  "Earnings contributions from the Edmonton-area terminals were up 20 percent compared to the first quarter of 2018 driven by storage capacity additions at our new Base Line Terminal joint venture as well as higher rates on re-contracted tank leases at our North 40 and Edmonton South terminals, which more than offset modest declines in volume-based ancillary revenues.  Volume at our Edmonton-area terminals was down 9.2 million barrels, or 34 percent, year-over-year, as mandated production curtailments compressed pricing differentials and pressured crude-by-rail economics. The take or pay nature of our contracts largely insulates segment earnings from short-term volume fluctuations.
"Contributions from our Vancouver Wharves facility were up 27 percent compared to the first quarter of 2018 driven by higher bulk tonnage, principally sulphur and agricultural products, as well as continued strong distillate volumes," continued Schlosser.
Pipeline segment earnings were up $4 million compared to the first quarter of 2018, led by Cochin. Cochin's increased earnings were largely due to reduced operation and maintenance costs, along with slightly higher revenue and favorable foreign exchange rate fluctuations.

2019 Outlook
KML's 2019 budget contemplates declaring a dividend of $0.65 per restricted voting share, generating Adjusted EBITDA of $213 million and DCF from continuing operations of approximately $109 million, representing DCF of $0.90 per restricted voting share. KML's budget also contemplates investing approximately $32 million in expansion projects, and ending the year with a Net Debt-to-Adjusted EBITDA ratio of approximately 1.3 times (treating 50 percent of the preferred equity as debt).
We do not provide forecasted income from continuing operations (the GAAP financial measure most directly comparable to the non-GAAP financial measures DCF from continuing operations and Adjusted EBITDA) due to the impracticality of quantifying certain amounts required by GAAP, such as realized and unrealized foreign currency gains and losses and potential changes in estimates for certain contingent liabilities.

Other News

Corporate
KML's board of directors declared a quarterly dividend of $0.328125 per Series 1 preferred share ($1.3125 annualized) and $0.3250 per Series 3 preferred share ($1.30 annualized), each payable on May 15, 2019 to Series 1 and Series 3 preferred shareholders of record as of April 30, 2019. KML's preferred share dividends are eligible dividends for Canadian income tax purposes.

Terminals
All material permits have been secured and construction activities will commence shortly on the distillate storage expansion project at KML’s Vancouver Wharves terminal in North Vancouver, British Columbia. The C$43 million capital project, which calls for the construction of two new distillate tanks with combined storage capacity of 200,000 barrels and enhancements to the railcar unloading capabilities, is supported by a 20-year initial term, take-or-pay contract with an affiliate of a large, international integrated energy company. The project is expected to be placed in service late first quarter of 2021.

About Kinder Morgan Canada Limited (TSX: KML). KML manages and is the holder of an approximately 30 percent minority interest in a portfolio of strategic energy infrastructure assets across western Canada. Kinder Morgan, Inc. (NYSE: KMI) holds an approximately 70 percent majority voting interest in KML and a corresponding 70 percent economic interest in KML's business and assets.  KML focuses on stable, fee-based energy transportation and storage assets that are central to the energy infrastructure of Western Canada. We strive to promote shareholder value by increasing utilization of our existing assets while controlling costs and operating in a safe and environmentally responsible way.  For more information visit kindermorgancanadalimited.com.

Please join KMI and KML at 4:30 p.m Eastern Time on Wednesday, April 17, 2019, at www.kindermorgan.com for a LIVE webcast conference call that will include a discussion of KML's first quarter earnings. A printer-friendly copy of this earnings release is available under the “Earnings Releases” tab in the “Annual and Quarterly Reports” section of our investor website, which can be accessed via the following link:
https://ir.kindermorgancanadalimited.com/annual-and-quarterly-reports

Important Information Relating to Forward-Looking Statements

This news release includes "forward-looking information," "financial outlook," and "forward-looking statements" within the meaning of applicable securities laws (forward-looking statements). Generally the words "expects," "believes," "anticipates," "plans," "will," "shall," "estimates," "contemplates," and similar expressions identify forward-looking statements, which are generally not historical in nature. Forward-looking statements in this news release include statements, express or implied, concerning, without limitation: KML's expected Adjusted EBITDA and DCF for 2019 and expected Adjusted EBITDA to debt at the end of 2019; anticipated dividends and the intended payment thereof; and KML's capital projects, including expected timing of completion thereof. Forward-looking statements are not guarantees of performance. They involve significant risks, uncertainties and assumptions. Any financial outlook or other forward-looking statements provided in this news release have been included for the purpose of providing information relating to management’s current expectations and plans for the future, are based on a number of significant assumptions and may not be appropriate, and should not be used, for any other purpose. Future actions, conditions or events and future results of operations may differ materially from those expressed in forward-looking statements. Many of the factors that will determine these results, including the ability of KML to pay dividends, are beyond the ability of KML to control or predict. As noted above, the forward-looking statements in this release are based on a number of material assumptions, including among others those discussed in this news release or inherent in the factors highlighted below. Among other things, specific factors that could cause actual results to differ from those indicated in the forward-looking statements provided in this news release include, without limitation: changes in demand for KML's services; issues, delays or stoppages associated with major expansion projects; significant unanticipated cost increases or required capital expenditures; the breakdown or failure of equipment, pipelines and facilities, releases or spills, operational disruptions or service interruptions; the ability of KML's counterparties to perform; the ability of KML to access sufficient external sources of financing, and the cost of such financing; and changes in the regulatory environment.
The foregoing list should not be construed to be exhaustive. In addition to the foregoing, important additional information respecting the material assumptions, expectations and risks applicable to forward-looking statements included in this news release are set out in KML’s press release dated December 3, 2018 regarding financial expectations for 2019 and KML's Annual Report on Form 10-K for the year-ended December 31, 2018 (under the headings “Risk Factors,” “Information Regarding Forward-Looking Statements,” “Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere) and KML’s subsequent reports, which are available through the SEC’s EDGAR system at www.sec.gov, under KML's profile on SEDAR at www.sedar.com and on KML’s website at ir.kindermorgancanadalimited.com. Shareholders and prospective investors are urged to review and carefully consider such information prior to making any investment decision in respect of KML's restricted voting shares. The risk factors applicable to KML could cause actual results to vary materially from those contained in any forward-looking statements. KML disclaims any obligation, other than as required by applicable law, to update the forward-looking statements included in this release.

Non-GAAP Financial Measures

KML's financial information has been prepared in accordance with United States generally accepted accounting principles (GAAP). In addition to using measures prescribed by GAAP, this news release includes references to DCF (both in the aggregate and per share), net income before interest expense, taxes, depreciation, depletion and amortization (DD&A) and adjusted for Certain Items (Adjusted EBITDA), segment earnings before DD&A and Certain Items (Segment EBDA before Certain Items) and Adjusted Earnings, all of which are financial measures that do not have any standardized meaning as prescribed by GAAP (non-GAAP measures). DCF, Adjusted EBITDA, Segment EBDA before Certain Items and Adjusted Earnings should not be considered alternatives to GAAP net cash provided by operating activities, net income or Segment EBDA, respectively, computed under GAAP or any other GAAP measures, and such non-GAAP measures have important limitations as analytical tools. The computations of DCF, Adjusted EBITDA, Segment EBDA before Certain Items and Adjusted Earnings may differ from similarly titled measures used by others. Accordingly the use of such terms may not be comparable to similarly defined measures presented by other entities and investors should not consider these non-GAAP measures in isolation or as a substitute for an analysis of results reported under GAAP. Management compensates for the limitations of these non-GAAP measures by reviewing our comparable GAAP measures, understanding the differences between the measures and taking this information into account in its analysis and its decision-making processes.
Discontinued Operations are included in our non-GAAP measures in the accompanying tables for the three months ended March 31, 2018. The non-GAAP measures, DCF from discontinued operations and Adjusted EBITDA from discontinued operations, are reconciled to income from discontinued operations, the most directly comparable GAAP measure, in notes (2) and (4) to the Preliminary Earnings Contribution by Business Segment tables.
Non-GAAP measures from continuing operations reflect our ongoing operations and have been presented as DCF from continuing operations, Adjusted EBITDA from continuing operations and Adjusted Earnings from continuing operations. In addition, DCF per restricted voting share presented herein reflects our January 4, 2019 one-for-three reverse stock split and is presented as DCF from continuing operations per split-adjusted restricted voting share for all periods presented. The most comparable GAAP measure to the above non-GAAP measures from continuing operations is income from continuing operations and the accompanying tables and notes thereto include reconciliations of the above non-GAAP measures to income from continuing operations. In addition, our aggregate DCF and Adjusted EBITDA are presented in notes (2) and (4) to the Preliminary Earnings Contribution by Business Segment tables.
Certain Items are items that are required by GAAP to be reflected in net income, but typically either (i) do not have a cash impact (for example, unrealized and realized foreign exchange gains and losses on the KMI loans and asset impairments), or (ii) by their nature are separately identifiable from our normal business operations and in our view are likely to occur only sporadically (for example, certain gains or losses on asset sales, divestiture costs, legal settlements and casualty losses).
DCF is net income before DD&A adjusted for (i) income tax expense and cash income taxes (paid) refunded; (ii) sustaining capital expenditures; and (iii) Certain Items. DCF is an important performance measure used by us and by external users of our financial statements to evaluate our performance and to measure and estimate our ability to generate cash earnings after servicing our debt and preferred stock dividends, paying cash taxes and expending sustaining capital, that could be used for discretionary purposes such as distributions or expansion capital expenditures. KML uses this performance measure and believes it provides users of its financial statements a useful performance measure reflective of our ability to generate cash earnings to supplement the comparable GAAP measure. DCF should not be used as an alternative to net cash provided by operating activities computed under GAAP. We believe the GAAP measure most directly comparable to DCF is net income. DCF per split-adjusted restricted voting share is DCF divided by average outstanding split-adjusted restricted voting shares, including stock awards that participate in dividends.
Segment EBDA before Certain Items is used by management in its analysis of segment performance and management of our business. The Company believes that Segment EBDA before Certain Items is a useful measure of operating performance because it measures segment operating results before DD&A and certain expenses that are generally not controllable by the operating managers of the respective business segments, such as general and administrative expense, interest expense, income tax expense. General and administrative expenses include such items as employee benefits, insurance, rentals, certain litigation expenses, and shared corporate services including accounting, information technology, human resources and legal services. Segment EBDA before Certain Items is calculated by adjusting Segment EBDA for the Certain Items attributable to a segment, as applicable, which are specifically identified in the footnotes to the accompanying tables, if any.
Adjusted EBITDA is used by the Company and external users of its financial statements, in conjunction with net debt, to evaluate certain leverage metrics. Adjusted EBITDA is EBITDA adjusted for Certain Items, as applicable. We believe the GAAP measure most directly comparable to Adjusted EBITDA is net income. The Company evaluates adjusted EBTIDA in total and does not allocate Adjusted EBITDA amongst equity interest holders as it views Adjusted EBITDA as a measure against our overall leverage.
Adjusted Earnings is net income before Certain Items. Adjusted Earnings is used by certain external users of our financial statements to assess the earnings of our business excluding Certain Items as another reflection of our ability to generate earnings. We believe the GAAP measure most directly comparable to Adjusted Earnings is net income.
Net Debt (Cash) and Adjusted Net Debt (Cash), as used in this news release, are non-GAAP financial measures that management believes are useful to investors and other users of our financial information in evaluating our leverage, individually and in conjunction with Adjusted EBITDA. Net Debt (Cash) is calculated by adding 50 percent of our outstanding preferred equity and subtracting cash and cash equivalents from debt.  Adjusted Net Debt (Cash) is Net Debt (Cash) with the cash component as of December 31, 2018 reduced by the amount of cash distributed as a return of capital on January 3, 2019 to our voting shareholders. We believe the most comparable measure to Net Debt (Cash) and Adjusted Net Debt (Cash) is debt net of cash and cash equivalents as reconciled in the notes to the accompanying Preliminary Consolidated Balance Sheets page.
Reconciliations of each of the foregoing non-GAAP measure, along with reconciliations of these non-GAAP measures from continuing and discontinued operations, have been provided in the financial tables set out below.

CONTACTS
Media Relations	Investor Relations
(866) 775-5789	(800) 315-0578
media@kindermorgancanadalimited.com	kml_ir@kindermorgancanadalimited.com
www.kindermorgancanadalimited.com

Kinder Morgan Canada Limited and Subsidiaries
Preliminary Consolidated Statements of Income
(Unaudited)
(In millions of Canadian dollars, except per share amounts)

	Three Months Ended March 31,
	2019	2018

Revenues	$102.0	$88.6
Costs, expenses and other
Operations and maintenance	37.8	38.1
Depreciation and amortization	21.8	19.7
General and administrative	11.1	8.9
Taxes, other than income taxes	2.3	1.2
Other (income) expense, net	—	0.1
	73.0	68.0

Operating income	29.0	20.6

Other income (expense)
Interest, net	1.2	(0.4)
Foreign exchange loss	(0.1)	(0.3)
Other, net	0.1	—

Income from continuing operations before income taxes	30.2	19.9

Income tax expense	(8.9)	(5.9)

Income from continuing operations	21.3	14.0

Income from Discontinued Operations, net of tax (1)		30.4

Net income	21.3	44.4

Preferred share dividends	(7.2)	(7.2)

Net income attributable to KMI interest	(9.9)	(26.4)

Net income available to restricted voting stockholders	$4.2	$10.8

Restricted Voting Shares
Basic and diluted earnings per restricted voting share from Continuing Operations	$0.12	0.05
Basic and diluted earnings per restricted voting share from Discontinued Operations (1)		0.26

Basic and diluted weighted average restricted voting shares outstanding (2)	34.9	34.5

Segment EBDA			% change
Terminals	$51.6	$42.6	21%
Pipelines	10.3	6.3	63%
Total Segment EBDA from Continuing Operations	$61.9	$48.9	27%

Notes
(1)	2018 amount represents income from Trans Mountain pipeline system.
(2)	Reflects our Jan. 2019 1-for-3 reverse stock split for all periods presented in accordance with U.S. GAAP.

Kinder Morgan Canada Limited and Subsidiaries
Preliminary Earnings Contribution by Business Segment
(Unaudited)
(In millions of Canadian dollars, except per share amounts)

	Three Months Ended March 31,
	2019	2018	% change
Segment EBDA before certain items (1)
Terminals	$51.6	$42.6	21%
Pipelines	10.3	6.3	63%
Subtotal	61.9	48.9	27%

DD&A	(21.8)	(19.7)
General and administrative and corporate charges (1)	(10.4)	(8.9)
Interest income (expense), net (1)	1.2	(0.4)
Subtotal	30.9	19.9

Book taxes (1)	(9.1)	(5.9)
Income from continuing operations before Certain Items ("Adjusted Earnings from continuing operations")	21.8	14.0

Certain items
Costs of strategic initiatives	(0.7)	—
Book tax certain items	0.2	—
Total certain items	(0.5)	—
Income from continuing operations	21.3	14.0
Income from discontinued operations	—	30.4
Net Income	21.3	44.4
Preferred share dividends	(7.2)	(7.2)
Net income attributable to KMI interest	(9.9)	(26.4)
Net income available to restricted voting stockholders	$4.2	$10.8

Continuing Operations:
Income from continuing operations	$21.3	$14.0
Total certain items	0.5	—
Adjusted earnings from continuing operations	21.8	14.0
DD&A	21.8	19.7
Total book taxes	9.1	5.9
Cash taxes	(20.8)	(6.8)
Preferred share dividends	(7.2)	(7.2)
Sustaining capital expenditures	(2.3)	(2.1)
DCF from continuing operations	22.4	$23.5
DCF from continuing operations to KMI interest	(15.7)	(16.5)
DCF from continuing operations for restricted voting stockholders (2)	$6.7	$7.0

Weighted average split-adjusted restricted voting shares outstanding for dividends (3)	35.1	34.8

DCF from continuing operations per split-adjusted restricted voting share	$0.19	$0.20

Adjusted EBITDA from continuing operations (4)	$51.5	$40.0

Notes (In millions of Canadian dollars)
(1)	Excludes certain items: 1Q 2019 - General and administrative $(0.7), book tax $0.2
(2)	DCF is calculated as follows:

	Three Months Ended March 31,
	2019	2018
Discontinued Operations:
Income from discontinued operations, net of tax		$30.4
Certain items before book tax		—
Book tax certain items		—
DD&A		17.1
Total book taxes before certain items		10.6
Sustaining capital expenditures		(4.6)
DCF from discontinued operations		53.5
DCF from continuing operations for restricted voting stockholders	$6.7	7.0
DCF from continuing operations to KMI interest	15.7	16.5
DCF	$22.4	$77.0

(3)	Reflects our January 2019 1-for-3 reverse stock split for all periods presented in accordance with U.S. GAAP. Also, includes stock awards of restricted voting shares that participate in dividends.
(4)	Adjusted EBITDA is calculated as follows:

	Three Months Ended March 31,
	2019	2018
Discontinued Operations:
Income from discontinued operations, net of tax		$30.4
Total certain items		—
DD&A		17.1
Total book taxes before certain items		10.6
Interest, net before certain items		(0.1)
Adjusted EBITDA from discontinued operations		58.0

Continuing Operations:
Income from continuing operations	$21.3	14.0
Total certain items	0.5	—
DD&A	21.8	19.7
Total book taxes before certain items	9.1	5.9
Interest, net before certain items	(1.2)	0.4
Adjusted EBITDA from continuing operations	51.5	40.0
Adjusted EBITDA	$51.5	$98.0

Volume Highlights
(Historical pro forma for acquired assets)

	Three Months Ended March 31,
	2019	2018
Terminals
Liquids Leasable Capacity (MMBbl) (1)	9.6	8.2
Liquids Utilization %	100.0%	100.0%
Bulk Transload Tonnage (MMtons)	1.0	0.8

Pipelines
Canadian Cochin (MBbl/d - mainline throughput)	89	85

(1)	Includes KML's share of Joint Venture capacity.

Kinder Morgan Canada Limited and Subsidiaries
Preliminary Consolidated Balance Sheets
(Unaudited)
(In millions of Canadian dollars)

	March 31,	December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$46.6	$4,338.1
Other current assets	53.6	39.6
Property, plant and equipment, net	964.0	981.3
Lease assets	513.6	—
Deferred charges and other assets	11.9	10.6
TOTAL ASSETS	$1,589.7	$5,369.6

LIABILITIES AND EQUITY
Liabilities
Credit facility	$50.0	$—
Distribution payable	—	1,195.1
Distribution payable-related parties	—	2,782.3
Current lease liabilities	17.0	—
Other current liabilities (1)	60.5	423.2
Lease liabilities	496.6	—
Other long-term liabilities (1)	77.5	76.5
Total liabilities	701.6	4,477.1

Equity
Preferred share capital	537.2	537.2
Other equity	111.2	112.3
Total KML equity	648.4	649.5
KMI interest	239.7	243.0
Total equity	888.1	892.5
TOTAL LIABILITIES AND EQUITY	$1,589.7	$5,369.6

Net Debt (Cash) (2)	$278.4	$(4,063.1)

Adjusted Net Debt (Cash) (3)	$278.4	$(85.7)

	Adjusted EBITDA Twelve Months Ended
	March 31,	December 31,
Reconciliation of Income from Continuing Operations to Adjusted EBITDA	2019	2018
Income from continuing operations	$107.2	$100.0
Total certain items	(1.7)	(2.2)
DD&A	84.7	82.6
Total book taxes before certain items	40.1	36.9
Interest, net before certain items	(29.8)	(28.2)

Adjusted EBITDA (4)	$200.5	$189.1

Adjusted Net Debt (Cash) to Adjusted EBITDA	1.4	(0.5)

Notes
(1)	Includes impact to accrued taxes and deferred income taxes resulting from the sale of Trans Mountain pipeline system in 2018.
(2)	March 31, 2019 and December 31, 2018 amounts include: $275 million representing 50% of our preferred stock capital.
(3)	December 31, 2018 amount excludes return of capital distributions of $3,977.4 million from cash and cash equivalents.
(4)
Excludes income from discontinued operations for the period January 1, 2018 to August 31, 2018, see our 2018 Form 10-K for the year ended December 31, 2018 for more information about discontinued operations.